                                                                     EXHIBIT 4.2

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                            CALLON PETROLEUM COMPANY

                                       TO

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     Trustee


                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 26, 2000

                                       TO

                                    INDENTURE

                          Dated as of October 26, 2000


                                   ----------


                     11% SENIOR SUBORDINATED NOTES DUE 2005

================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
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
PARTIES

RECITALS OF THE COMPANY...........................................................................................1

ARTICLE ONE                DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................2
         Section 101       Definitions............................................................................2

ARTICLE TWO                SECURITY FORMS.........................................................................2
         Section 201       Form of Securities of this Series......................................................2
         Section 202       Form of Face of Security...............................................................2
         Section 203       Form of Reverse of Note................................................................5

ARTICLE THREE              THE SERIES OF SECURITIES..............................................................11
         Section 301       Title and Terms.......................................................................11

ARTICLE FOUR               AMENDMENTS, MODIFICATIONS AND ADDITIONS TO THE INDENTURE..............................12
         Section 401       Amendments, Modifications and Additions to Definitions................................12
         Section 402       Modifications to the Payment of Interest; Interest Rights Preserved...................18
         Section 403       Addition of Authentication and Delivery of the Original Issue.........................18
         Section 404       Addition of Book Entry Provisions for Global Security.................................18
         Section 405       Modifications to Events of Default....................................................19
         Section 406       Modification to Acceleration of Maturity; Recission and Annulment.....................21
         Section 407       Modification to Collection of Indebtedness and Suits for Enforcement by Trustee.......21
         Section 408       Modification to Control by Holders....................................................22
         Section 409       Modification to Reports by Company....................................................22
         Section 410       Modifications to Reports by Company...................................................23
         Section 411       Modifications to the Payment of Principal and Interest................................23
         Section 412       Addition of Covenants.................................................................23
         Section 413       Modifications to Waiver of Certain Covenants..........................................31
         Section 414       Modifications to Right of Redemption..................................................31
         Section 415       Modifications to Election to Redeem; Notice to Trustee................................32
         Section 416       Modifications to Covenant Defeasance..................................................32
         Section 417       Modifications to Payment over of Proceeds upon Dissolution, etc.......................32
         Section 418       Modifications to Acts of Holders; Record Dates........................................32

ARTICLE FIVE               MISCELLANEOUS.........................................................................33
         Section 501       Miscellaneous.........................................................................33

                                      (i)

     FIRST SUPPLEMENTAL INDENTURE, dated as of October 26, 2000, between Callon Petroleum Company, a corporation duly organized and existing under the laws of the state of Delaware (herein called the "Company"), having its principal office at 200 North Canal Street, Natchez, Mississippi 39120, and American Stock Transfer & Trust Company, a corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Trustee"), having its principal corporate trust office at 59 Maiden Lane, New York, New York 10038.

                             RECITALS OF THE COMPANY

     The Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 26, 2000 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

     Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

     Section 301 of the Indenture permits the terms of the Securities of any series to be established in an indenture supplemental to the Indenture.

     Section 901(11) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee upon Company Request, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

     Sections 901(2) and (3) provide that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee upon Company Request, may amend the Indenture to add to the covenants of the Company and to add any additional Events of Default, respectively, for the benefit of the Holders of all or any series of Securities.

     The Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to establish the terms and form of the Securities of a new series designated as the "11% Senior Subordinated Notes due 2005" and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101 DEFINITIONS.

          (a) For all purposes of this First Supplemental Indenture:

              (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

              (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this First Supplemental Indenture; and

              (3) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this First Supplemental Indenture.

                                   ARTICLE TWO

                                 SECURITY FORMS

     SECTION 201 FORM OF SECURITIES OF THIS SERIES. The Securities of this series shall be in the form set forth in this Article.

     SECTION 202 FORM OF FACE OF SECURITY.

     [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF CEDE & CO., HAS AN INTEREST HEREIN.](1)

----------

     (1) This should be included only if the Security is issued in global form.

                            CALLON PETROLEUM COMPANY

                      11% SENIOR SUBORDINATED NOTE DUE 2005

$__________                                               CUSIP No. 13123X AG 7
No. _______

     CALLON PETROLEUM COMPANY, a Delaware corporation (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of
____________________ Dollars ($_______________) on December 15, 2005 and to pay
interest thereon at the rate of 11% per annum from October 26, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on the fifteenth (15th) day of each March, June, September and December commencing December 15, 2000 (each an "Interest Payment Date"), until the principal hereof is paid or made available for payment

     The Company shall pay interest (including post-petition interest under any bankruptcy or insolvency law) on overdue principal and premium at the rate specified therefor in this Note, and it shall pay interest (including post-petition interest under any bankruptcy or insolvency law) on overdue installments of interest at such rate to the extent lawful.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the first (1st) day of March, June, September, and December (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     Payment of the principal of and interest on this Note will be made at the Office or Agency of the Company maintained for that purpose in New York, New York, or in such other Office or Agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New York (the "Corporate Trust Office")), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that at the option of the Company payment may be made by wire transfer of immediately available funds with respect to principal of and interest and premium on the Securities of this series the Holders of which shall have provided wire transfer instructions to the Company or the Payment Agent, if any.

     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed, imprinted or reproduced hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

                                       CALLON PETROLEUM COMPANY


                                       By:
                                           --------------------
                                           Name:
                                           Title:

[Corporate Seal]


ATTEST:
        ---------------------------
        Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within mentioned Indenture.


Authentication Date:                   AMERICAN STOCK TRANSFER &
                                       TRUST COMPANY, as Trustee


                                       By:
                                           ---------------------
                                           Authorized Signatory

     SECTION 203 FORM OF REVERSE OF NOTE.

                REVERSE OF 11% SENIOR SUBORDINATED NOTE DUE 2005

     This Note is one of a duly authorized issue of Notes of the Company designated as its 11% Senior Subordinated Notes due 2005 (herein called the "Notes") limited in aggregate principal amount to $32,000,000 (plus such additional aggregate principal amount, not to exceed $4,800,000, of Notes issued to cover over-allotments in the initial public offering of the Notes) issued and to be issued under an Indenture dated as of October 26, 2000 as supplemented by the First Supplemental Indenture dated October 26, 2000 (the Indenture and the First Supplemental Indenture are herein called the "Indenture"), between the Company and American Stock Transfer & Trust Company, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), is expressly subordinated, to the extent and to the manner set forth in the Indenture, in right of payment to the prior payment in full of all of the Company's obligations to holders of Senior Indebtedness. Each Holder of Notes, by acceptance thereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Notes as provided in the Indenture; and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

     The Notes may not be redeemed by the Company prior to March 15, 2003. On or after March 15, 2003, the Notes may be redeemed, at the option of the Company, in whole at any time or from time to time in part in increments of $1,000, at 100% of the principal amount thereof, without premium, together with interest thereon accrued to such Redemption Date. If fewer than all Notes are redeemed, the Trustee will select the Notes to be redeemed by lot or such other method as the Trustee may deem fair and appropriate.

     Notice of redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 30 or more than 60 days prior to the Redemption Date at their addresses as they shall appear on the Note Register, all as provided in the Indenture.

     If this Note (or a portion hereof) is duly called for redemption and funds for payment are duly provided, this Note (or such portion hereof) shall cease to bear interest from and after such Redemption Date.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the mailing of a notice of the occurrence of a Change of Control of the Company, all of the then Outstanding Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Purchase Date, all as provided in the Indenture.

     Interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Note in part only, a new Note or Notes for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in aggregate principal amount of the Outstanding Notes.

     The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the Office or Agency of the Company maintained for such purpose pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     A director, officer, employee, incorporator, shareholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, shareholder or Affiliate, or any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

     Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

     Each Holder of a Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 200 North Canal Street, Natchez, Mississippi 39120.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

     Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE ON INSTRUMENTS ENTERED INTO AND, IN EACH CASE PERFORMED IN SAID STATE.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:
      --------------------

                             Your Signature:
                                             ---------------------------------
                             (Sign exactly as your name appears on the face of this Security)

                             Signature Guarantee:
                                                  ----------------------------
                                                  (By an institution that is a
                                                  member of the Signature
                                                  Guarantee Medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 1016 of the First Supplemental Indenture, check the box below:

[ ]  Section 1016

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 1016 of the First Supplemental Indenture, state the amount you elect to have purchased: $___________

Date:
      -----------------------

                             Your Signature:
                                             ---------------------------------
                             (Sign exactly as your name appears on the face of this Security)

                             Soc. Sec. or Tax Identification No.:
                                                                  --------------

                             Signature Guarantee:
                                                  ----------------------------
                                                  (By an institution that is a
                                                  member of the Signature
                                                  Guarantee Medallion program)

                       SCHEDULE OF EXCHANGES OF NOTES(2)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES HAVE BEEN
MADE:

 Date of          Amount of         Amount of        Principal          Signature of
 Exchange        decrease in       increase in       Amount of           authorized
                  Principal         Principal       this Global          officer of
                  Amount of         Amount of          Note              Trustee or
                 this Global       this Global       following            Security
                    Note              Note         such decrease         Custodian
                                                   (or increase)







----------

     (2) This should be included only if the Security is issued in global form.

                                  ARTICLE THREE

                            THE SERIES OF SECURITIES

     SECTION 301 TITLE AND TERMS. There shall be a series of Securities designated as the "11% Senior Subordinated Notes due 2005" of the Company. Their Stated Maturity shall be December 15, 2005, and they shall bear interest at the rate of 11% per annum.

     Interest on the Securities of this series will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2000 until the principal thereof is made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Securities of this series (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     In the case where any Interest Payment Date or the maturity date of the Securities of this series does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the maturity date of the Securities of this series.

     The aggregate principal amount of Securities of this series which may be authenticated and delivered under this First Supplemental Indenture is limited to $32,000,000 (plus such additional aggregate principal amount, not to exceed $4,800,000, of Securities issued to cover over-allotments in the initial public offering of the Securities) except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 304, 305 and 306 of the Indenture and except for any Securities of this series which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

     The Securities of this series will be represented by one or more global Securities representing the entire $32,000,000 (plus such additional aggregate principal amount, not to exceed $4,800,000, of Securities issued to cover over-allotments in the initial public offering of the Notes) aggregate principal amount of the Securities of this series, and the Depositary with respect to such global Security or global Securities will be The Depository Trust Company.

     The Place of Payment for the principal of (and premium, if any) and interest on the Securities of this series shall be the office or agency of the Company in the City of New York, State of New York, maintained for such purpose, which shall be the Corporate Trust Office of the Trustee and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that at the option of the Company payment may be made by wire transfer of immediately available funds with respect to principal of and interest and premium on the Securities of this series the

Holders of which shall have provided wire transfer instructions to the Company or the Payment Agent, if any.

     The Securities of this series are not redeemable prior to March 15, 2003.

     The Securities of this series are not subject to a sinking fund and the provisions of Section 501(3) and Article Twelve of the Indenture shall not be applicable to the Securities of this series.

     The Securities of this series are not subject to conversion rights and Article Fifteen of the Indenture shall not be applicable to Securities of this series.

     The Securities of this series are subject to the provisions of Article Eight, Article Ten, Article Eleven, Article Thirteen and Article Sixteen of the Indenture.

                                  ARTICLE FOUR

            AMENDMENTS, MODIFICATIONS AND ADDITIONS TO THE INDENTURE

     The amendments and modifications contained herein shall apply to the Securities of this series only and not to any other series of Securities issued under the Indenture. Without limiting the generality of the foregoing, the covenants and Events of Default added, amended or modified pursuant to this
Article IV are expressly being so added, amended or modified solely for the benefit of the Securities of this series and not for the benefit of any other series of Securities issued under the Indenture. The amendments and modifications set forth herein shall be effective so long as there remains any Securities of this series outstanding.

     SECTION 401 AMENDMENTS, MODIFICATIONS AND ADDITIONS TO DEFINITIONS.

     The following terms shall have the meaning set forth below in this First Supplemental Indenture. Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Indenture (but not otherwise defined herein) shall have the same meaning herein as in Section 101 of the Indenture. To the extent terms defined herein differ from terms defined in Section 101 of the Indenture, the terms defined herein will govern for purposes of this First Supplemental Indenture and the Securities of this series.

     "`Acquired Indebtedness' means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition by the Company or a Restricted Subsidiary of assets from such Person, and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     `Agent Members' has the meaning specified in Section 313 of the Indenture.

     `Average Life' means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     `Change of Control' means the occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or group of related "persons" (as such terms are used in Section 13(d)(3) of the Exchange Act), (2) the adoption of a plan relating to the liquidation or dissolution of the Company, (3) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" or group of related "persons"(as defined above) becomes the "beneficial owner" (as such term is described in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all classes of Voting Stock of the Company; provided, however, that the sale of Voting Stock in the Company to a Person or Persons acting as underwriter(s) in connection with a firm commitment underwriting shall not constitute a Change of Control, or (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     `Change of Control Notice' has the meaning specified in Section 1016.

     `Change of Control Offer' has the meaning specified in Section 1016.

     `Change of Control Purchase Date' has the meaning specified in Section
1016.

     `Change of Control Purchase Price' has the meaning specified in Section
1016.

     `Consolidated' when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Company and its Restricted Subsidiaries on a consolidated basis, eliminating inter-company items.

     `Consolidated EBITDA' means, for any period, determined in accordance with GAAP on a Consolidated basis for the Company and its Restricted Subsidiaries, the sum of Consolidated Net Income, plus depreciation, depletion, amortization and other non-cash charges, income tax expense, and Consolidated Interest Expense for such period, each as deducted in determining such Consolidated Net Income.

     `Consolidated Interest Expense' means, for any period, the interest expense for such period which is required to be shown as such on the financial statements of the Company and its Restricted Subsidiaries, on a Consolidated basis, prepared in accordance with GAAP.

     `Consolidated Net Income' means, for any period, the amount of Consolidated net income (loss) of the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP; provided, however, that there shall be included in Consolidated

Net Income any net extraordinary gains or losses for such period (less all fees and expenses related thereto); and, provided, further, that there shall not be included in Consolidated Net Income (1) any net income (loss) of a Restricted Subsidiary for any portion of such period during which it was not a Consolidated Subsidiary, (2) any net income (loss) of businesses, properties or assets acquired or disposed of (by way of merger, consolidation, purchase, sale or otherwise) by the Company or any Restricted Subsidiary for any portion of such period prior to the acquisition thereof or subsequent to the disposition thereof, or (3) any net income for such period resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary.

     `Consolidated Subsidiary' means a Restricted Subsidiary the financial statements of which are Consolidated with the financial statements of the Company.

     `Continuing Directors' means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the Indenture or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     `Convertible Debentures' means the Company's 8.5% Convertible Subordinated Debentures due 2010 issuable in exchange for the Company's Series A Preferred Stock.

     `Government Obligations' means direct obligations of the United States of America, or any Person controlled or supervised by and acting as an agency or instrumentality of such government, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

     `Indenture' means that certain Indenture dated as of October 26, 2000 between the Company and American Stock Transfer & Trust Company, as Trustee, as amended and supplemented by that certain First Supplemental Indenture dated as of October 26, 2000 between the Company and American Stock Transfer & Trust Company, as Trustee.

     `Independent Public Accountants' means a nationally recognized firm of accountants that, with respect to the Company, are Independent Public Accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the Independent Public Accountants regularly retained by the Company or who may be other Independent Public Accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to the Indenture or certificates required to be provided hereunder.

     `Interest Coverage Ratio' means, for any date of determination, the ratio of (1) Consolidated EBITDA for the immediately preceding four fiscal quarters of the Company to (2) Consolidated Interest Expense for such immediately preceding four fiscal quarters.

     `Legal Holiday' with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment or other location are not authorized or obligated to be open.

     `Material Subsidiary' means any Restricted Subsidiary whose assets or revenues comprise at least five percent (5%) of the assets or revenues of the Company and the Restricted Subsidiaries on a Consolidated basis as of the end of, or for the, Company's most recently completed fiscal quarter, as determined from time to time.

     `Money,' with respect to any payment, deposit or other transfer pursuant to or contemplated by the terms hereof, means United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

     `Office or Agency' means an office or agency of the Company maintained or designated in a Place of Payment for the Securities pursuant to Section 1002 or any other office or agency of the Company maintained or designated for, the payment or surrender of the Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

     `Pari Passu Indebtedness' means any Indebtedness of the Company that is pari passu in right of payment to the Securities and shall include, without limitation, the 2001 Notes, the 2002 Notes and the 2004 Notes.

     `Permitted Indebtedness' means any of the following:

     (i) Indebtedness outstanding on the date of [this First Supplemental Indenture] (and not repaid or defeased with the proceeds of the offering of the Securities);

     (ii) Indebtedness of the Company to a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that upon any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 1007 at the time the Restricted Subsidiary in question ceased to be a Restricted Subsidiary;

     (iii) any guarantee of Senior Indebtedness incurred in compliance with
          Section 1007 by a Restricted Subsidiary or the Company; and

     (iv) any renewals, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause
          (i) of this definition, including
          any successive refinancings by the Company or such Restricted Subsidiary, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, and (B) in the case of any refinancing of Indebtedness of the Company that is not Senior Indebtedness, such new Indebtedness is either pari passu with the Securities or subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced.

     `Permitted Liens' means any of the following types of Liens:

          (a) Liens existing as of the date the Securities of this series are first issued (except to the extent such Liens secure any Pari Passu Indebtedness or Subordinated Indebtedness that is repaid or defeased with proceeds of the offering of the Securities of this series), and any renewal, extension or refinancing of any such Lien provided that thereafter such Lien extends only to the properties that were subject to such Lien prior to the renewal, extension or refinancing thereof;

          (b) Liens securing the Securities of this Series; and

          (c) Liens in favor of the Company.

     `Restricted Payment' has the meaning specified in Section 1006.

     `Restricted Subsidiary' means any Subsidiary, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this First Supplemental Indenture.

     `Series A Preferred Stock' means the Company's $2.125 Convertible Exchangeable Preferred Stock, Series A.

     `Specified Senior Indebtedness' means (a) all Senior Indebtedness of the Company in respect of the Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings, or replacements (each, for purposes of this definition, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company and (b) any other Senior Indebtedness and any refinancings thereof by the Company having a principal amount of at least $5,000,000 as of the date of determination and provided that the agreements, indentures or other instruments evidencing such Senior Indebtedness or pursuant to which such Senior Indebtedness was issued specifically designates such Senior Indebtedness as "Specified Senior

Indebtedness" for purposes of [this First Supplemental Indenture]. For purposes of this definition, a refinancing of any Specified Senior Indebtedness shall be treated as a Specified Senior Indebtedness only if the Indebtedness issued in such refinancing ranks or would rank pari passu with the Specified Senior Indebtedness refinanced and only if the Senior Indebtedness issued in such refinancing is permitted by Section 1007.

     `Subordinated Indebtedness' means Indebtedness of the Company which is expressly subordinated in right of payment to the Securities, including, without limitation, the Convertible Debentures.

     `Transaction' has the meaning specified in Section 1015.

     `2004 Indenture' means that certain Indenture dated as of July 20, 1999 between the Company and American Stock Transfer & Trust Company, as Trustee, as the same may have been amended or supplemented from time to time prior to the date hereof.

     `2001 Indenture' means that certain Indenture dated as of November 27, 1996 between the Company and American Stock Transfer & Trust Company, as Trustee, as the same may have been amended or supplemented from time to time prior to the date hereof.

     `2001 Notes' means the Company's 10% Senior Subordinated Notes due 2001, issued pursuant to the 2001 Indenture.

     `2002 Indenture' means that certain Indenture dated as of July 31, 1997 between the Company and American Stock Transfer & Trust Company, as Trustee, as the same may have been amended or supplemented from time to time prior to the date hereof.

     `2002 Notes' means the Company's 10.125% Senior Subordinated Notes due 2002, issued pursuant to the 2002 Indenture.

     `2004 Indenture' means that certain Indenture dated as of July 20, 1999 between the Company and American Stock Transfer & Trust Company, as Trustee, as the same may have been amended or supplemented from time to time prior to the date hereof.

     `2004 Notes' means the Company's 10.25% Senior Subordinated Notes due 2004, issued pursuant to the 2004 Indenture.

     `Unrestricted Subsidiary' means (i) any Subsidiary that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary as an Unrestricted Subsidiary so long as neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary or has any assets or properties which are subject to any Lien securing any Indebtedness of such Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (i) no Event of Default shall have occurred and be continuing and (ii) the Company could occur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
Section 1007."

     SECTION 402 MODIFICATIONS TO THE PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     With respect to the Securities of this series, Section 307 of the Indenture shall be modified by inserting the following paragraph immediately before the final paragraph of such Section:

     "At the option of the Company, Defaulted Interest may be paid (i) by mailing a check to the address of the Person entitled thereto as such address shall appear in the Securities Register, in the case of any Security of this series, or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register."

     SECTION 403 ADDITION OF AUTHENTICATION AND DELIVERY OF THE ORIGINAL ISSUE.

     With respect to the Securities of this series, the following Section 312 will be inserted in Article Three immediately after Section 311 of the
Indenture:

     "SECTION 312 AUTHENTICATION AND DELIVERY OF THE ORIGINAL ISSUE.

          Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Securities up to the aggregate principal amount of $32,000,000 (plus such additional aggregate principal amount, not to exceed $4,800,000, of Securities issued to cover over-allotments in the initial public offering of the Securities) may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company."

     SECTION 404 ADDITION OF BOOK ENTRY PROVISIONS FOR GLOBAL SECURITY.

     With respect to the Securities of this series, the following Section 313 shall be inserted in Article Three immediately after Section 312 of the
Indenture:

     "SECTION 313 BOOK ENTRY PROVISIONS FOR GLOBAL SECURITY.

          Each global Security of this series shall be registered in the name of the Depository for such global Security of this series or the nominee of such Depository and be delivered to the Trustee as custodian for such Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any global Security of this series held on their behalf by the Depository, or the Trustee as its custodian, or under such global Security of this series, and the Depository may be treated by the Company, the Trustee and any agent of the Company, or the Trustee as the absolute owner of such global Security of this series for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          Transfers of a global Security of this series shall be limited to transfers of such global Security of this series in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a global Security of this series may be transferred or exchanged for physical Securities in accordance with the rules and procedures of the Depository. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a global Security of this series if, and only if, either (1) the Depository notifies the Company that it is unwilling or unable to continue as depository for the global Security of this series and a successor depository is not appointed by the Company within 90 days of such notice, or (2) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository to issue physical Securities in lieu of all or a portion of the global Security of this series (in which case the Company shall deliver physical Securities within 30 days of such request).

          In connection with the transfer of an entire global Security of this series to beneficial owners pursuant to this Section, the global Security of this series shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the global Security of this series, an equal aggregate principal amount of physical Securities of authorized denominations."

     SECTION 405 MODIFICATIONS TO EVENTS OF DEFAULT.

     With respect to the Securities of this series, Section 501 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

          "SECTION 501. EVENTS OF DEFAULT.

          `Event of Default,' wherever used herein with respect to Securities of this series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of the principal of (or premium, if any, on) any Security of this series at its Maturity, whether or not prohibited by Article Sixteen of the Indenture; or

          (2) default in the payment of any interest upon any Security of this series when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not prohibited by Article Sixteen of the Indenture; or

          (3) default in the payment at Stated Maturity of any Indebtedness of the Company or any Restricted Subsidiary in principal amount due at Stated Maturity in excess of $2,500,000, and such default shall continue, without being cured or waived to and without such Indebtedness being discharged, for a period of 30 days beyond any applicable period of grace; or

          (4) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture or the Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company or any Material Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Material Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (6) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Material Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action; or

          (7) the occurrence of an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company), whether such Indebtedness now exists or shall hereafter be created, provided, however, that no such event of default shall constitute an Event of Default hereunder unless the effect of such event of default is to cause the acceleration of such Indebtedness prior to its Stated Maturity, which together with the principal amount of any such other Indebtedness so caused to be accelerated, aggregates $2,500,000 or more at any one point in time and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled within a period of 30 days from the occurrence of such acceleration; or

          (8) a final judgment, judicial decree or order for the payment of money in excess of $2,500,000 shall be rendered against the Company or any Material Subsidiary and such judgment, decree or order shall continue unsatisfied for a period of 30 days without a stay of execution; or

          (9) the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1016."

     SECTION 406 MODIFICATION TO ACCELERATION OF MATURITY; RECISSION AND ANNULMENT.

     With respect to the Securities of this series, Section 502(1)(B) of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

          "all unpaid principal of (and premium, if any, on) any Outstanding Securities of this series which have become due otherwise than by such declaration of acceleration, including any Outstanding Securities of this series required to have been purchased on a Change of Control Purchase Date pursuant to a Change of Control Offer, and interest on such unpaid principal at the rate borne by the Securities of this series."

     SECTION 407 MODIFICATION TO COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     With respect to the Securities of this series, Section 503(2) of the Indenture and the paragraph immediately following Section 503(2) of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

               "default is made in the payment of the principal of (or premium, if any, on) any Security of this series at the Maturity thereof or with respect to any Outstanding Securities required to have been purchased on the Change of Control Purchase Date pursuant to a Change of Control Offer, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest and overdue principal (and premium, if any), at the rate borne by the Securities (without duplication of any amount paid pursuant to Section 503(2)), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel."

     SECTION 408 MODIFICATION TO CONTROL BY HOLDERS.

     With respect to the Securities of this series, Section 512(1) of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

          "(1) such direction shall not be in conflict with any rule of law or with this Indenture,"

     SECTION 409 MODIFICATION TO REPORTS BY COMPANY.

     With respect to the Securities of this series, Section 703(a) of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

          "(a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a Security of this series listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that notwithstanding the requirements of such rules and regulations, so long as any Security is Outstanding the Company shall file with the Trustee at a minimum (a) as soon as practicable, but in any event no more than one hundred twenty (120) days, after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, audited by Independent Public Accountants, and (b) as soon as practicable, but in any event no more than forty-five (45) days, after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be audited) of income and retained earnings of the Company for such period;"

          SECTION 410 MODIFICATIONS TO REPORTS BY COMPANY.

          With respect to the Securities of this series, Section 703 hereby is modified by deleting the word "and" form the end of subsection (b), deleting the period (".") form the end of subsection (c) and substituting a semicolon (";") and the word "and" in lieu thereof, and adding the following subsection (d):

          "(d) furnish to the Trustee the Officers' Certificates required by
     Section 1006 hereof."

     SECTION 411 MODIFICATIONS TO THE PAYMENT OF PRINCIPAL AND INTEREST.

     With respect to the Securities of this series, Section 1001 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

          "SECTION 1001. PAYMENT OF PRINCIPAL AND INTEREST.

          The Company covenants and agrees for the benefit of Securities of this series that it will duly and punctually pay the principal of and any premium and interest on the Securities of this series in accordance with the terms of the Securities of this series and the Indenture. The principal of (and premium, if any) and interest on the Securities shall be payable at the Office or Agency of the Company in New York, New York ("Place of Payment") maintained for such purposes pursuant to Section 1002; provided, however, that, at the option of the Company, payment of interest on certificated Securities on any Interest Payment Date other than at Maturity may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Payments of principal, premium, if any, and interest at Maturity shall be made against presentation of Securities at such Office or Agency. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m., Eastern time, on such date the Trustee or Paying Agent (other than the Company or its Affiliates) holds in accordance with this Indenture Money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such Money to the Holders of Securities on that date pursuant to the terms of this Indenture."

     SECTION 412 ADDITION OF COVENANTS.

     (a) With respect to the Securities of this series, Sections 1004 and 1005 of the Indenture shall be deleted in their entirety and the following new
Section 1004 and 1005 shall be substituted therefore:

          "SECTION 1004. CORPORATE EXISTENCE.

          Subject to Article Eight, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Material Subsidiaries; provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Material Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

          SECTION 1005. MAINTENANCE OF PROPERTIES.

          The Company will cause its properties and the properties of its Material Subsidiaries (other than properties obtained by the Company or any Material Subsidiary through foreclosure or other resolution of any loan) used or held for use in the conduct of the business of the Company and its Material Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company or a Material Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Material Subsidiary and not disadvantageous in any material respect to the Holders of the Securities."

     (b) With respect to the Securities of this series, new Sections 1008 through 1016 of the Indenture shall be added which shall provide as follows:

          "SECTION 1008. RESTRICTIONS ON DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (i) declare or pay any dividend, either in cash or property, on any shares of the Company's or any Restricted Subsidiary's capital stock (except dividends or other distributions payable to the Company or any wholly owned Restricted Subsidiary or payable solely in shares of capital stock of the Company or any Restricted Subsidiary), (ii) purchase, redeem or retire any shares of the Company's or any non-wholly owned Restricted Subsidiary's capital stock or any warrants, rights or options to purchase or acquire any shares of such capital stock or (iii) make any other payment or distribution, in respect of the Company's capital stock (such dividends, purchases, redemptions, retirements, payments and distributions being herein collectively called "Restricted Payments") if, after giving effect thereto,

                  (1) an Event of Default would have occurred; or

                  (2) (A) the sum of (i) such Restricted Payments plus (ii) the aggregate amount of all Restricted Payments made during the period after the date of this Indenture would exceed (B) the sum of (i) 50% of the Company's Consolidated Net Income subsequent to June 30, 2000 (with 100% reduction for a loss), plus (ii) the cumulative net proceeds received by the Company from the issuance or sale after the date of this Indenture of capital stock of the Company (including in such net proceeds the face amount of any indebtedness that has been converted into common stock of the Company after the date of this Indenture).

          (b) Notwithstanding paragraph (a) above, the Company may take the following actions (so long as no Event of Default shall have occurred and be continuing):

                  (i) make Restricted Payments that are not otherwise permitted pursuant to paragraph (a) above so long as such Restricted Payments do not exceed $10,000,000 in aggregate amount since the date of this Indenture;

                  (ii) the payment of regular periodic dividends on any of the shares of the Series A Preferred Stock of the Company;

                  (iii) the payment of regular periodic dividends on any of the shares of the preferred stock of the Company (other than the Series A Preferred Stock of the Company); and

                  (iv) the repurchase, redemption or other acquisition or retirement of any shares of any class of capital stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of common stock of the Company.

     The actions described in clauses (i), (ii) and (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this Section and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph (a) and any dividends declared or paid on shares of the Company's preferred stock described in clause (iii) of this paragraph (b) will reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph (a) of this Section 1006 (provided that, any dividend paid pursuant to clause (iii) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (2) of paragraph
     (a) when declared, but not also when subsequently paid pursuant to such clause (iii)). For purposes of this Section 1006, the amount of any Restricted Payment payable in property shall be deemed to be the fair market value of such property as determined by the Board of Directors of the Company.

          SECTION 1009. LIMITATIONS ON INDEBTEDNESS FOR MONEY BORROWED.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume, guarantee or become liable (collectively "incur") with respect to any Indebtedness (including Acquired Indebtedness but excluding Permitted Indebtedness) if, immediately after giving effect to any such creation, incurrence, assumption or guarantee (including giving effect to the retirement of any existing Indebtedness from the proceeds of such additional Indebtedness):

          (i) The ratio of (a) the aggregate amount of the outstanding Indebtedness of the Company and its Restricted Subsidiaries at the end of the immediately preceding fiscal quarter of the Company, as determined on a Consolidated basis in accordance with GAAP, to (b) the Consolidated EBITDA for the immediately preceding four fiscal quarters of the Company, would exceed 10.0 to 1.0; or

          (ii) The Interest Coverage Ratio would be less than 1.1 to 1.0.

          (b) The Company will not permit any Restricted Subsidiary to incur any Indebtedness (except Indebtedness to the Company or another Restricted Subsidiary) that is expressly subordinate in right of payment to any other Indebtedness of such Restricted Subsidiary.

          SECTION 1010. LIMITATION ON LIENS.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, upon any of their respective assets or properties, whether now owned or acquired after the date of this Indenture, or any income or profits therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless prior to or contemporaneously therewith the Notes are directly secured equally and ratably, provided that (1) if such secured indebtedness is Pari Passu Indebtedness, the Lien securing such Pari Passu Indebtedness shall be subordinate and junior to, or pari passu with, the Lien securing the Securities and (2) if such secured indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

          SECTION 1011. INSURANCE.

          The Company shall carry and maintain, and cause each of its Restricted Subsidiaries to carry and maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by similarly-situated companies engaged in similar operations and owning similar properties in similar geographic areas in which the Company or such Restricted Subsidiary operates, provided that such insurance is generally available at commercially reasonable rates, and provided further that the Company or any Restricted Subsidiary may self-insure, or insure through captive insurers or insurance cooperatives to the extent consistent with prudent business practices.

          SECTION 1012. PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company and its Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

          SECTION 1013. LIMITATION ON RANKING OF FUTURE INDEBTEDNESS.

          The Company will not incur (as such term is defined in Section 1009(a)) or permit to remain outstanding any Indebtedness (including Acquired Indebtedness and Permitted Indebtedness) which is expressly subordinate in right of payment to any Senior Indebtedness, other than Subordinated Indebtedness or Pari Passu Indebtedness. For purposes of this
     Section 1013, the incurrence of Senior Indebtedness which is unsecured shall not, because of its unsecured status, be deemed to be subordinate in right of payment to any Senior Indebtedness which is secured.

          SECTION 1014. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends in cash or make any other distribution on its capital stock to the Company or any other Restricted Subsidiary, (b) pay any indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans, advances, or capital contributions to the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or another Restricted Subsidiary, except in each instance (i) as set forth in the instrument evidencing or the agreement governing Acquired Indebtedness of any acquired Person which becomes a Restricted Subsidiary, provided, that any restriction or encumbrance under such instrument or agreement existed at the time of acquisition, was not put in place in anticipation of such acquisition, and is not applicable to any Person, other than the Person or property or assets of the Person so acquired; (ii) customary provisions of any lease or license of the Company or any Restricted Subsidiary relating to the property covered thereby and entered into in the ordinary course of business; (iii) any encumbrance or restriction arising under applicable law; (iv) any encumbrance or restriction arising under this Indenture, the Credit Facility, or other indebtedness or other agreements existing on the Issue Date; (v) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary; (vi) any encumbrance or restriction arising under the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired;
     (vii) any encumbrance or restriction arising under customary non-assignment provisions in installment purchase contracts; (viii) any encumbrance or restriction on the ability of any Restricted Subsidiary to transfer any of its property acquired after the date of this Indenture to the Company or any other Restricted Subsidiary that is required by a lender to, or purchaser of any indebtedness of, such Restricted Subsidiary in connection with a financing of the acquisition of such property (including with respect to the purchase of asset portfolios and pursuant to the underwriting or origination of mortgage loans) by such Restricted Subsidiary; and (ix) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in the foregoing clauses (i) through (viii); and except with respect to clause (d) only, restrictions in the form of Liens which are not prohibited under Section 1010 and which contain customary limitations on the transfer of collateral.

          SECTION 1015. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction (or series of related transactions), including, without limitation, the sale, purchase, lease or exchange of any property or the rendering of any service (a "Transaction"), involving payments in excess of $50,000, with any Affiliate of the Company (other than the Company or a Restricted Subsidiary), on terms and conditions less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available at such time in a comparable Transaction in arm's length dealings with an unrelated Person as determined by the Board of Directors, such approval to be evidenced by a Board Resolution.

          The provisions of the immediately preceding paragraph will not apply to:

                  (1) Restricted Payments otherwise permitted under Section
     1008;

                  (2) fees and compensation (including amounts paid pursuant to employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary, as determined by the Board of Directors or the senior management thereof in the exercise of their reasonable business judgment; or

                  (3) payments for goods and services purchased in the ordinary course of business on an arm's length basis.

          SECTION 1016. CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to the offer described in paragraphs
     (b) and (c) of this Section 1016 (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Purchase Date"). The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

          (c) Within 30 calendar days after the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder, in the manner provided in Section 106, a notice (the "Change of Control Notice") prepared by the Company describing the transaction or transactions that constitute the Change of Control and stating:

                  (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 1016, and that all Securities that are timely tendered will be accepted for payment;

                  (ii) the Change of Control Purchase Price, and the Change of Control Purchase Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

                  (iii) that any Securities or portions thereof not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Purchase Date;

                  (v) that any Holder electing to have any Securities or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form to elect purchase by the Company pursuant to this Section 1016 completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

                  (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Securities or portions thereof purchased pursuant to the Change of Control Offer;

                  (vii) that any Holder electing to have Securities purchased pursuant to the Change of Control offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                  (viii) if physical Securities have been issued pursuant to
     Section 201, that any Holder of physical Securities whose physical Securities are being purchased only in part will be issued new physical Securities equal in principal amount to the unpurchased portion of the physical Securities surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and

                  (ix) any other information necessary to enable any Holder to tender Securities and to have such Securities purchased pursuant to this
     Section 1016.

     If any of the Securities subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify the Change of Control Notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

          (d) On the Change of Control Purchase Date, the Company shall (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) irrevocably deposit with the Paying Agent, by 11:00 a.m., Eastern time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Securities or portions thereof so accepted and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly send, in the manner provided in Section 106, to each Holder of Securities or portions thereof so accepted for payment the Change of Control Purchase Price for such Securities or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 1016, the Trustee shall act as the Paying Agent.

          (e) Upon surrender and cancellation of a physical Security that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such physical Security a new physical Security equal in principal amount to the unpurchased portion of such surrendered Physical Security; provided that each such new physical Security shall be in a principal amount of $1,000 or an integral multiple thereof.

          (f) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Securities as described in this Section 1016. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1016 by virtue thereof.

          (g) Prior to complying with the provisions of this Section 1016, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Securities required by this
     Section 1016."

     SECTION 413 MODIFICATIONS TO WAIVER OF CERTAIN COVENANTS.

     With respect to the Securities of this series, the reference in the fourth line of Section 1007 of the Indenture to "Sections 301(19), 901(2) or 901(11)" shall be deleted and be replaced with "Sections 1005, 1007 through 1011 and 1013 through 1016".

     SECTION 414 MODIFICATIONS TO RIGHT OF REDEMPTION.

     With respect to the Securities of this series, Section 1101of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

          "SECTION 1101. RIGHT OF REDEMPTION.

          The Securities of this series shall not be redeemable at the option of the Company prior to March 15, 2003. The Company may, at its option, redeem all or any part of the Securities of this series at any time on or after March 15, 2003, at the Redemption Price of 100% of the principal amount thereof, without premium, together with interest accrued to the Redemption

     Date. Redemption of Securities at the option of the Company as permitted hereby shall be made in accordance with the terms of such Securities of this series and this Article."

     SECTION 415 MODIFICATIONS TO ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     With respect to the Securities of this series, Section 1102 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

     "SECTION 1102. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities of such series to be redeemed. Any election to redeem shall be revocable until the Company gives notice pursuant to Section 1104 to the Note Holders."

     SECTION 416 MODIFICATIONS TO COVENANT DEFEASANCE.

     With respect to the Securities of this series, the section reference in the in the third line of Section 1303 of the Indenture to "Sections 801 and 1005" shall be deleted and replaced with "Sections 801 and 1005 through 1016".

     SECTION 417 MODIFICATIONS TO PAYMENT OVER OF PROCEEDS UPON DISSOLUTION,
ETC.

     With respect to the Securities of this series, "(including pursuant to a Change of Control Offer)" shall be inserted immediately after "Securities" and before ";" in the last line of Section 1602(a) of the Indenture.

     SECTION 418 MODIFICATIONS TO ACTS OF HOLDERS; RECORD DATES.

     With respect to the Securities of this series, clause (a) of Section 1703 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

          "(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or deemed signed pursuant to the policies and procedures of the Depositary holding the affected Securities, or otherwise. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are received by or delivered to the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing or deemed to be signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company or any agent of the Trustee or Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

          Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository's standing instructions and customary practices.

     The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent global Security held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date."


                                  ARTICLE FIVE

                                  MISCELLANEOUS

     SECTION 501 MISCELLANEOUS.

         (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

         (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         (c) All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

         (d) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

         (e) All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

         (f) In case any provisions in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (g) Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

         (h) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

         (i) THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

         (j) All amendments to the Indenture made hereby shall have effect only with respect to the series of Securities created hereby.

         (k) All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         (l) This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, and American Stock Transfer & Trust Company has caused its corporate seal to be hereunto affixed, all as of the day and year first above written.


                                       CALLON PETROLEUM COMPANY


                                       By  /s/ JOHN S. WEATHERLY
                                          -----------------------
                                          Name: John S. Weatherly
                                          Title: Senior Vice President
                                                 and CFO

Attest:

/s/ ROBERT A. MAYFIELD
------------------------------
Secretary

                                       AMERICAN STOCK TRANSFER &
                                       TRUST COMPANY, as Trustee


                                       By  /s/ HERB LEMMER
                                          ----------------------
                                          Name: Herb J. Lemmer
                                          Title: Vice President

[Seal]

Attest:

/s/ SUSAN SILBER
------------------------------
Assistant Secretary